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Exhibit 11-Computation of Per Share Earnings

                    ACCUSTAFF INCORPORATED AND SUBSIDIARIES

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
                                                          Three Months Ended              Six Months Ended
                                                        -----------------------         ----------------------
                                                        June 30,        July 2,         June 30,        July 2,
                                                         1996            1995            1996            1995
                                                         ----            ----            ----            ----
Weighted average number of
 common shares outstanding...........................   62,723          35,207          57,084          35,082
Additional shares deemed outstanding for:
 Employee options....................................    3,193           1,121           3,402           1,070
 Director Options....................................      114              76             113              70
 Convertible debt....................................    1,385           2,895           1,576           2,890
                                                        ------          ------          ------          ------
Primary and fully diluted weighted
 average number of common and
 common share equivalents outstanding................   67,415          39,299          62,175          39,112
                                                        ======          ======          ======          ======

Pro forma net income.................................  $ 5,754         $ 2,464        $ 10,772         $ 4,353
                                                       =======         =======        ========         =======
Add back of interest expense attributable to
convertible debentures deemed converted..............  $    19         $    35        $     40         $    55
                                                       -------         -------        --------         -------
Pro forma net income attributable
to common shares.....................................  $ 5,773         $ 2,499        $ 10,812         $ 4,408
Pro forma earnings per share of common
and common share equivalents.........................    $0.09           $0.06           $0.17           $0.11
                                                         =====           =====           =====           =====
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